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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 10, 2001 with respect to the consolidated financial statements of Triad Hospitals, Inc. and its subsidiaries incorporated by reference in the joint proxy statement/prospectus on Form S-4 related to the proposed merger of Quorum Health Group, Inc. and Triad Hospitals, Inc.

                                              /s/ Ernst & Young LLP

Dallas, Texas
January 23, 2001